Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Edge Petroleum Corporation

Houston, TX

We hereby consent to the incorporation by reference in the Prospectus Supplements constituting a part of the Registration Statement of Edge Petroleum Corporation (the “Company”) on Form S-3 (File No. 333-125677) and in the Registration Statements on Form S-8 (File No. 333-113619, No. 333-106484, No.  333-61890, No. 333-93209, and No. 333-22571) of our report dated January 2, 2007, relating to the statements of revenues and direct operating expenses of the oil and natural gas properties to be acquired from Smith Production Inc. for each of the years in the three-year period ended December 31, 2005 appearing in the Company’s current report on Form 8-K filed on January 16, 2007.

We also consent to the reference to us under the caption “Experts” with respect to the report referred to above in the Prospectus Supplements related to the Registration Statement on Form S-3 (File No. 333-125677) filed on January 16, 2007.

/s/ BDO SEIDMAN LLP
BDO SEIDMAN LLP

Houston, Texas
January 14, 2007